Exhibit 99.1

InspireMD Announces Renowned Interventional Cardiologist Gary S. Roubin, M.D., Ph.D., to Join Board of Directors

Tel Aviv, Israel — October 13, 2020 – InspireMD, Inc. (NYSE American: NSPR), the developer of the CGuard™ Embolic Prevention System (EPS) for the prevention of stroke caused by carotid artery disease (CAD), today announced the addition of Gary Roubin, M.D., Ph.D., to InspireMD’s Board of Directors.

Dr. Gary Roubin is an internationally renowned interventional cardiologist recognized for his pioneering work in carotid stenting and embolic and protection devices. He is also acknowledged for the development of coronary stenting and the first FDA-approved coronary stent.

“The CGuard EPS carotid stent with the unique MicroNet platform has demonstrated a true clinical advantage in served markets around the world. This carotid stent represents a major advancement in Carotid Artery Stenting (CAS). Multiple clinical studies outside the U.S. and extensive clinical practice experience have demonstrated superior outcomes compared to currently available technology. I’m honored to join InspireMD’s Board of Directors, as the Company now has the opportunity to expand globally. I look forward to contributing to the next chapter at InspireMD and working closely with management and the Board to bring this remarkable technology to the U.S. market” said Dr. Roubin.

During his tenure as Chief of Interventional Cardiology at The University of Alabama at Birmingham and later as Department Chairman and Chief of Service of the Lenox Hill Hospital Cardiac and Vascular program in New York, he helped bring both programs to international standing in peripheral, neurovascular, and cardiac interventions. Dr. Roubin’s vast clinical experience has enabled him to recognize technical innovations that improve patient outcomes. He has been central to the success of several biotech startup businesses and is the named inventor on 10 issued U.S. and EU patents and 41 additional patent applications worldwide.

Dr. Roubin played a pivotal role in the success of Mednova Inc., which was acquired by Abbott Vascular, resulting in the introduction and marketing in the U.S. of the top selling carotid embolic protection system (NAV6) and stent system (XACT). From 2002-2003, he served as Chief Medical Officer of the Medicines Company during the successful release of its Angiomax product. Most recently, he cofounded Essential Medical Inc., which has had success in bringing a large bore vascular closure device to world markets and was recently acquired by Teleflex Inc.

Dr. Roubin attended medical school at the University of Queensland where he completed his degree in 1975. After completing his cardiology training, he enrolled as a Ph.D. candidate at Sydney University and was awarded this degree in 1983. He then joined Andreas Gruentzig at Emory University to continue his post-doctoral research. In October of 1987, he developed and placed the world’s first balloon expandable coronary stent. In 1989, he moved to the University of Alabama at Birmingham, where he was Professor of Medicine and Radiology and Director of the Cardiac Catheterization Laboratories and Interventional Cardiology Section at the University of Alabama Hospital. Dr. Roubin has co-authored more than 280 papers and 225 abstracts in peer reviewed journals. He has also edited three textbooks on interventional cardiovascular medicine, coronary, and carotid artery stenting and contributed to 20 textbooks on interventional cardiology and vascular medicine. His book “The First Balloon Expandable Coronary Stent: An Expedition that Changed Cardiovascular Medicine” was published in 2015. He lectures extensively in the United States and abroad and has received numerous national and international awards for his notable contributions to cardiac and vascular care. Dr. Roubin has been on record for the last decade advocating the use of optimally designed “fine mesh” stents to further reduce the risk of embolic complications from CAS.

“Dr. Roubin’s peerless reputation as a clinical scientist, innovator, and interventional cardiologist brings with it an important validation of our MicroNet technology and the CGuard Stent System,” added InspireMD’s CEO Marvin Slosman. “We believe his presence on our Board will also provide meaningful insight, thoughtful direction, and unmatched perspectives in our focus to change the way carotid artery disease is treated and strokes are prevented. Dr. Roubin’s confidence in our differentiated CGuard EPS platform and our direction for the business is a tremendous vote of confidence for the Company’s potential and we are very fortunate to have him join as a director and investor in the Company.”

“On behalf of the Board of Directors, we welcome Dr. Roubin and look forward to his active participation in our Company. His tremendous, unmatched experience and understanding of our business and the markets we serve provide relevant and immediate value to our current and future plans,” commented InspireMD’s Chairman of the Board Paul Stuka.

About The CGuard® EPS

The CGuard® Embolic Protection System is an advanced platform solution designed to deliver the flexibility of the traditional open-cell stent with advanced protection from peri-procedural and post-procedural embolic events caused by plaque prolapse through the stent strut that can lead to stroke. CGuard’s unique MicroNet® technology mitigates the prolapse and associated embolization and has shown superior clinical outcomes for patients against alternative carotid stent types, conventional or next-generation double-layer stents, as well as invasive procedures such as endarterectomy, a major surgical procedure. InspireMD’s CGuard™ has created a new dimension in the protected treatment of carotid artery disease with the potential to truly establish a new standard of care for the management of carotid artery disease and stroke prevention.

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNet® technology to make its products the industry standard for carotid stenting by providing outstanding acute results and durable, stroke-free, long-term outcomes.

InspireMD’s common stock is quoted on the NYSE American under the ticker symbol NSPR and certain warrants are quoted on the NYSE American under the ticker symbol NSPR.WS and NSPR.WSB.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) the impact of the COVID-19 pandemic on our manufacturing, sales, business plan and the global economy, (v) intense competition in the medical device industry from much larger, multinational companies, (vi) product liability claims, (vii) product malfunctions, (viii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (ix) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (x) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (xi) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xii) our reliance on single suppliers for certain product components, (xiii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiv) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

Craig Shore

Chief Financial Officer

InspireMD, Inc.

888-776-6804

craigs@inspiremd.com